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                                                                  EXHIBIT 10-f


                                      LOGO
                                 PROGRESS BANK




July 17, 1997


AM Communications, Inc.
100 Commerce Drive
Quakertown, PA 18951-2237


Attn: Keith D. Schneck
      President

Gentlemen:

I am pleased to inform you that Progress Bank (hereinafter referred to as "Bank") has approved the following secured line of credit to AM Communications, Inc. (hereinafter referred to as "Borrower") under the terms and subject to the conditions set forth below:


1.   AMOUNT: $1,000,000

2.   BORROWER: AM Communications, Inc.

3. USE OF PROCEEDS: The advances under the line of credit shall be used primarily for working capital and short term borrowings.

4. TERMS: The line of credit will be available to the Borrower until July 31, 1998, at which time continuation of the line will be considered by the Bank on the basis of the Borrower's financial statements for the year ended March 31, 1998 and other information available to Bank, or which the Bank may reasonably request.

5. INTEREST RATE: Wall Street Journal's Prime Rate plus 1.5% floating. The Wall Street Journal's Prime Rate is a reference rate which floats and is stated from time to time by the Bank and is used for the Bank as a reference rate with respect to different interest rates charged to borrowers. The rate of interest payable shall change simultaneously and automatically upon the Bank's designation of any change in such reference rate. The Bank's determination and designation from time to time of the reference rate shall not in any way preclude the Bank from making loans to other borrowers at a rate which is higher or lower or different from the reference rate.
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AM Communications, Inc.                2                         July 17, 1997


 6. COMMITMENT FEE: The Borrower will pay a non refundable fee equal to 1% ($10,000.00) of the loan amount to the Bank at the time of acceptance of the commitment evidenced by the signing of this letter. The committee fee is paid as consideration to the Bank for the issuance of this commitment whether or not the transaction contemplated herein is closed.

 7. BORROWING BASE: All advances made under the line of credit will be limited to 80% of qualified accounts receivables up to 90 days from invoice as defined in the Bank's Secured Lending Operating Procedures (see Attachment
     I).

 8. CERTIFICATION: The Bank shall require the submission of certifications of accounts receivable on a monthly basis. Each certification should be delivered to the Bank no later then ten (10) days after the close of each month. Such certification shall be signed by the chief financial officer indicating to the best of his knowledge that the certification is valid, accurate, and prepared in accordance with Bank requirements.

 9. COLLATERAL: As security for the line of credit, the Bank will require a first priority security interest perfected under the Uniform Commercial Code in all of the Borrower's corporate assets, including present and future accounts, chattel paper, contracts, documents, present and future equipment (including, but not limited to fixtures, office equipment and furniture, and motor vehicles), and accessions, general intangibles, instruments, inventory, and any products and proceeds of the foregoing. The Bank will require evidence satisfactory to it and its counsel that the assets are free and clear of any and all security interest, except as set forth herein.

10. COLLATERAL AUDITS: The Borrower, at the Borrower's expense, shall permit the Bank to examine the Borrower's books and records and perform audits two times per year or at any time upon reasonable notice. Should an out-of-trust situation occur, the Bank expects an immediate payment to cure this default.

11. INSURANCE: The Borrower will provide fire and extended insurance on all insurable assets during the term of this commitment, satisfactory to the Bank as to form and insurer, containing the standard mortgagee and loss payee clauses in favor of the Bank. The amount of such coverage will not be less than 80% of the insurable value of the assets or 100% of the loan amount, whichever is greater. The insurance will be in effect evidenced by a certificate of insurance submitted to the Bank prior to or at the settlement. The policy shall require a thirty-day notice of cancellation to the Bank.

12. EXPENSES: The Borrower shall pay all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the financing arrangement promptly upon Bank's submission of a statement to the Borrower. This will include, but not limited to, attorney's fees and costs, lien search fees and filing fees.

13. DOCUMENTATION: Borrower shall duly execute and deliver such instruments, documents, certificate, opinions, assurances, and do such other acts and things as the Bank may reasonably request, to effect the purpose of the transaction described in this commitment letter. All proceedings,
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AM Communications, Inc.                3                          July 17, 1997

     agreements, instruments, documents, and other matters relating to the making of the loan, and all of the transactions herein contemplated, shall be satisfactory in form and substance to the Bank and its counsel. Our counsel must be satisfied with respect to the legality, validity, binding effect, and enforceability of all instruments, agreements, and documents used to effect and consummate the loans and transactions herein contemplated.

14. DUE AUTHORIZATION: The Borrower will obtain all necessary authorization of their respective boards of directors and shareholders to enter into the agreement evidenced by this letter and will obtain, prior to the making of these loans, such further authorization of their respective board of directors and shareholders as may be necessary or appropriate to the financing arrangements set forth within.

15. FINANCIAL COVENANTS: The Borrower shall maintain the following financial covenants throughout the term of this commitment to be tested on a quarterly basis per GAAP and to be determined:

     a) Minimum Tangible Net Worth of $2,000,000 at all times.
     b) Maximum Debt/Tangible Net Worth of 2.0:1.0 at all times.
     c) Minimum Working Capital of $1,000,000 at all times.

16. FINANCIAL STATEMENTS: The Borrower shall deliver its annual financial statements to the Bank within ninety (90) days after the close of each fiscal year during the term of this commitment. The financial statements will be audited by an independent accountant satisfactory to the Bank. The statements will be prepared in accordance with generally accepted acounting principles (GAAP). In addition, the Borrower will submit on a monthly basis internally prepared Balance Sheet and Profit and Loss Statement, which are prepared in accordance with GAAP. Submission of the monthly statements will be within twenty (20) days after the end of each period.

17. AGING: The Borrower shall deliver its accounts receivable agings to the Bank on a monthly basis. Submission of the monthly statements will be within fifteen (15) days after the end of each period.

18. DEPOSIT RELATIONSHIP: The Borrower will maintain Progress Bank has its primary bank of account for the term of this commitment.

19. SATISFACTORY FINANCIAL CONDITION: The Borrower shall maintain, in the Bank's judgment, a satisfactory financial condition and shall notify the Bank promptly in writing of any material adverse changes in its financial condition since the date of issuance of this commitment.
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AM Communications, Inc.                4                         July 17, 1997


By acceptance of this letter Borrower acknowledges that this letter is issued at a time when the Bank has not undertaken a fully business, credit and legal analysis of the Borrower and the transaction contemplated by these commitments. As a result of further investigation and analysis by the Bank and the Bank's counsel, information which the Bank is not now aware of may be revealed and/or certain other impediments to closing may come to the Bank's attention. While our mutual efforts will be directed toward the closing of this transaction, the Bank may require that the transaction be restructured or otherwise modified.
As the Bank, we are the sole judge of what is an impediment and whether the impediment is so serious as to preclude closing.

We appreciate the opportunity of making these commitment available to you. If the terms and conditions outlined herein are acceptable to you, please execute the acknowledgment on the original of this letter, returning it to the undersigned in the envelope provided. A copy is enclosed for your records. Should you have any questions regarding this letter or if the Bank can be of further service, please feel free to contact the undersigned at (610) 941-4805.


                                     Sincerely,

                                     PROGRESS BANK


                                     /s/ Steven D. Hobman
                                     ---------------------------
                                     Steven D. Hobman
                                     Senior Vice President
                                     Specialized Lending


SDHbas

am.wpd

ACKNOWLEDGMENT:

We hereby accept the terms and conditions outlined herein this day of August 1, 1997.
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BORROWER:                             AM Communications, Inc.


                                      By: /s/ Keith Schneck
                                         ---------------------------

                                      Attest: /s/ Patricia Eynon
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